FORM 10f-3	FUND:  	PaineWebber Small
Cap Fund

Record of Securities Purchased Under the
Fund's Rule 10f-3 Procedures


1.	Issuer:   Buy.com Inc.

2.	Date of Purchase:  2/8/00	3.
Date offering commenced:  2/7/00

4.	Underwriters from whom purchased:
Merrill Lynch

5.	"Affiliated Underwriter" managing or
participating in syndicate:  PaineWebber

6.	Aggregate principal amount or number
of shares purchased:  5,840

7.	Aggregate principal amount or total
number of shares of offering:  14,000,000


8.	Purchase price (net of fees and
expenses):  $13.00

9.	Initial public offering price:
$13.00

10.	Commission, spread or profit:
	%	$..55

11.	Have the following conditions been
satisfied?
YES
NO
a.	The securities are part of an issue
registered under the Securities
Act of 1933 which is being offered to the public.

X

b. The securities were purchased prior to the end of the first day on which any sales are made (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).
c. The securities were purchased at a
price not more than the price
paid by each other purchaser in the
offering.
d. The underwriting was a firm commitment underwriting.

X


X

X




e. The commission, spread or profit was
reasonable and fair in relation
to that being received by others for
underwriting similar securities
during the same period.
f. The issuer of the securities and any
predecessor have been in
continuous operations for not less than
three years.
g. The amount of such securities purchased by all of the investment companies advised by Mitchell Hutchins (or the Fund's Sub-Adviser, if applicable) did not exceed 25% of the principal amount of the offering.
h. No Affiliated Underwriter was a direct or indirect participant in or beneficiary of the sales.

 Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above. In particular,
"Affiliated Underwriter"
is defined as PaineWebber Group Inc. and any of its affiliates, including PaineWebber Incorporated. In the case of a Fund advised by a Sub-Adviser, "Affiliated
Underwriter" shall also
include any brokerage affiliate of the
Sub-Adviser.



X


X



X


X


Approved:  /s/ Donald R. Jones
	Date:  2-8-00


FORM 10f-3	FUND:  	PaineWebber Small
Cap Fund

Record of Securities Purchased Under the
Fund's Rule 10f-3 Procedures


1.	Issuer:   Vitaminshoppe.com

2.	Date of Purchase:  10/8/99	3.
Date offering commenced:  10/8/99

4.	Underwriters from whom purchased:
Norman Weisel Partners

5.	"Affiliated Underwriter" managing or
participating in syndicate:  PaineWebber

6.	Aggregate principal amount or number
of shares purchased:  57,000

7.	Aggregate principal amount or  total
number of shares of offering:  4,500,000

8.	Purchase price (net of fees and
expenses):  $11.00

9.	Initial public offering price:
$11.00

10.	Commission, spread or profit:
	%	$.46

11.	Have the following conditions been
satisfied?
YES
NO
a.	The securities are part of an issue
registered under the Securities
Act of 1933 which is being offered to the public.

X

i. The securities were purchased prior to the end of the first day on which any sales are made (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).
j. The securities were purchased at a
price not more than the price
paid by each other purchaser in the
offering.
k. The underwriting was a firm commitment underwriting.

X


X

X




l. The commission, spread or profit was
reasonable and fair in relation
to that being received by others for
underwriting similar securities
during the same period.
m. The issuer of the securities and any
predecessor have been in
continuous operations for not less than
three years.
n. The amount of such securities purchased by all of the investment companies advised by Mitchell Hutchins (or the Fund's Sub-Adviser, if applicable) did not exceed 25% of the principal amount of the offering.
o. No Affiliated Underwriter was a direct or indirect participant in or beneficiary of the sales.

 Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above. In particular,
"Affiliated Underwriter"
is defined as PaineWebber Group Inc. and any of its affiliates, including PaineWebber Incorporated. In the case of a Fund advised by a Sub-Adviser, "Affiliated
Underwriter" shall also
include any brokerage affiliate of the
Sub-Adviser.



X


X



X


X


Approved:  /s/ Donald R. Jones
	Date:  10/11/99